 Exhibit H-1

PricewaterhouseCoopers Audit, s.r.o.
Katerinska 40
120 00 Prague 2
Czech Republic
Telephone +420 (2) 5115 1111
Facsimile +420 (2) 5115 6111
ID No. 40765521

REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF UNITED ENERGY, A.S.

We have audited the accompanying balance sheet of United Energy, a.s. as at 31 December 2001, the related income statement and notes, including the statement of cash flows, for the year then ended (“the financial statements”). The financial statements and underlying accounting records are the responsibility of the Company’s Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Act on Auditors and Auditing Standards of the Chamber of Auditors of the Czech Republic. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the accompanying financial statements present fairly, in all material respects, the assets, liabilities and equity of United Energy, a.s. as at 31 December 2001, and the results of its operations and its cash flows for the year then ended in accordance with the Act on Accounting and other relevant legislation of the Czech Republic.

14 March 2002

/s/PricewaterhouseCoopers

PricewaterhouseCoopers Audit, s.r.o.
Represented by

/s/Thomas Linder                                          /s/Ivana Kunova

Thomas Linder                                             Ivana Kunova
Partner                                                   Auditor, Licence No. 1784

PricewaterhouseCoopers Audit, s.r.o. is registered in the Commercial Register with the Municipal Court in Prague, part C section No. 3637 and in the Register of Audit Companies with the Chamber of Auditors of the Czech Republic under Licence No. 21.

                              UNITED ENERGY, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET
                                     ASSETS

                                                          12/31/2001     12/31/2000
                                                         ------------   ------------

                                                                (CZK 000's)

Total Assets                                               6,939,456      7,351,583
                                                         ============  =============

Fixed Assets                                               6,455,769      6,747,401
                                                         ------------  -------------

    Intangible Fixed Assets                                    3,910          4,651
                                                         ------------  -------------

      Software                                                 2,570          3,005
      Intangible Assets in the Course of Construction          1,340          1,646
                                                         ------------  -------------

    Tangible Fixed Assets                                  6,242,133      6,331,052
                                                         ------------  -------------

      Land                                                    44,932         43,772
      Constructions                                        1,558,204      1,624,883
      Equipment                                            4,113,449      4,330,939
      Other Tangible Fixed Assets                                277            388
      Tangible Assets in the Course of Construction          479,947        216,726
      Advances Paid for Tangible Fixed Assets                 45,324        114,344
                                                         ------------  -------------

    Long-Term Investments                                    209,726        411,698
                                                         ------------  -------------

      Investments in Group Undertakings                      209,671        411,643
      Investments in Associated Companies of the Group            49             49
      Other Long-Term Financial Investments                        6              6
                                                        ------------  -------------

Current Assets                                               478,255        581,629
                                                         ------------  -------------

    Inventories                                              104,239        103,874
                                                         ------------  -------------

      Raw Materials                                          104,239        103,874
                                                         ------------  -------------

    Long-Term Receivables                                      5,698         13,909
                                                         ------------  -------------

      Long-Term Trade Receivables                              5,698         13,909
                                                         ------------  -------------

    Short-Term Receivables                                   218,113        213,441
                                                        ------------  -------------

      Trade Receivables                                      217,060        159,027
      Tax Receivables and State Subsidies
         Receivable                                              564         31,517
      Other Receivables from Group Undertakings                    -         22,000
      Other Receivables                                          489            897
                                                         ------------  -------------

    Financial Assets                                         150,205        250,405
                                                         ------------  -------------

      Cash in Hand                                            15,127            415
      Cash at Bank                                            37,897        149,990
      Short-Term Investments                                  97,181        100,000
                                                         ------------  -------------

Other Assets                                                   5,432         22,553
                                                         ------------  -------------

    Accruals and Deferrals                                     5,398         22,136
                                                         ------------  -------------

      Prepaid Expenses                                           560            833
      Accrued Revenue                                             32             34
      Unrealized Exchange Rate Losses                          4,806         21,269
                                                         ------------  -------------

    Anticipated Assets                                            34            417
                                                         ------------  -------------

                              UNITED ENERGY, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET
                         LIABILITIES AND OWNER'S EQUITY

                                                 12/31/2001     12/31/2000
                                                 ------------  -------------

                                                        (CZK 000's)

Total Liabilities and Equity                       6,939,456      7,351,583
                                                 ============  =============

Equity                                             4,584,095      4,286,863
                                                 ------------  -------------

    Registered Capital                             1,912,932      1,912,932
                                                 ------------  -------------

      Registered Capital                           1,912,932      1,912,932
                                                 ------------  -------------

    Capital Contributions                            252,586        252,572
                                                 ------------  -------------

      Share Premium                                  226,656        226,656
      Other Capital Contributions                     25,930         25,916
                                                 ------------  -------------

    Reserve Funds                                    309,648        301,203
                                                 ------------  -------------

      Statutory Reserve Fund                         306,735        297,977
      Statutory and Other Reserves                     2,913          3,226
                                                 ------------  -------------

    Retained Earnings                              1,807,048      1,645,004
                                                 ------------  -------------

      Retained Profits                             1,807,048      1,645,004
                                                 ------------  -------------

    Profit (Loss) for the Current Period (+/-)       301,881        175,152
                                                 ------------  -------------

Liabilities                                        2,329,395      3,054,226
                                                 ------------  -------------

    Provisions                                        31,432         37,253
                                                 ------------  -------------

      Provision for Exchange Rate Losses              418069         21,269
      Non-Deductible Provisions                       26,626         15,984
                                                 ------------  -------------

    Long-Term Liabilities                              3,315          3,315
                                                 ------------  -------------

      Other Long-Term Liabilities                      3,315          3,315
                                                 ------------  -------------

    Short-Term Liabilities                           724,509        668,649
                                                 ------------  -------------

      Trade Payables                                 319,840        303,621
      Liabilities to Shareholders/Owners                 338            468
      Payroll Payable and Other Liabilities
        to Employees                                  10,130         10,187
      Liabilities for Social Insurance                 5,899          7,453
      Tax Liabilities                                  3,416          2,331
      Deferred Tax Liability                         684,735        294,339
      Liabilities to Group Undertakings                    -         50,000
      Other Payables                                     151            250
                                                 ------------  -------------

    Bank Loans & Overdrafts                        1,570,139      2,345,009
                                                 ------------  -------------

      Long-Term Bank Loans                           829,977      1,038,553
      Short-Term Bank Loans and Overdrafts           740,162      1 306,456
                                                 ------------  -------------

Other Liabilities                                     25,966         10,494
                                                 ------------  -------------

    Accruals and Deferrals                             4,767          1,349
                                                 ------------  -------------

      Accruals                                           176          1,349
      Unrealized Exchange Rate Gains                   4,591              -
                                                 ------------  -------------

    Anticipated Liabilities                           21,199          9,145
                                                 ------------  -------------

                              UNITED ENERGY, a.s.
                    FINANCIAL STATEMENTS - INCOME STATEMENT

                                                                        12/31/2001     12/31/2000
                                                                       ------------   ------------

                                                                               (CZK 000's)

Sale of Production (A)                                                    2,868,665      2,994,559
                                                                        ------------  -------------

    Sales of Own Products and Services                                    2,867,720      2,977,359
    Change in Inventory of Finished Goods and Work in Progress                    -          5,630
    Own Work Capitalized                                                        945         11,570
                                                                        ------------  -------------

Cost of Sales (B)                                                         1,745,699      1,800,475
                                                                        ------------  -------------

    Raw Materials and Consumables                                         1,409,744      1,461,015
    Services                                                                335,955        339,460
                                                                        ------------  -------------

Added Value (A)-(B) (+)                                                   1,122,966      1,194,084
                                                                        ------------  -------------

Staff Costs (-)                                                             247,730        246,434
                                                                        ------------  -------------
    Wages and Salaries                                                      179,385        178,630
    Emoluments of Board Members                                               1,020          1,007
    Social Security Costs                                                    62,701         62,894
    Other Social Costs                                                        4,624          3,903
                                                                        ------------  -------------
Taxes and Charges (-)                                                         3,280          3,392
Depreciation of Fixed Assets (-)                                            369,429        361,307
Sale of Fixed Assets and Raw Materials (+)                                   27,112         21,273
Net Book Amount of Fixed Assets and Raw Materials Sold (-)                   13,125         13,492
Provisions Written Back to Operating Income (+)                                   -         43,228
Provisions for Operating Liabilities and Charges (-)                         16,626              -
Amounts Written Back to Operating Assets (+)                                 11,670         10,988
Amounts Written Off Operating Assets (-)                                     16,971         19,229
Other Operating Income (+)                                                    6,791            839
Other Operating Charges (-)                                                  58,858         54,459
                                                                        ------------  -------------

Operating Result (C)                                                        442,520        572,099
                                                                        ------------  -------------

Income from Sales of Securities and Shares (+)                              255,000         45,390
Securities and Shares Sold (-)                                              200,000         34,200
Income from Long-Term Investments (+)                                         8,345              -
     Income from Other Long-Term Investments                                  8,345              -
                                                                        ------------  -------------
Provisions Written Back to Financial Income (+)                              43,237              -
Provisions for Financial Liabilities and Charges (-)                         20,790         37,253
Amounts Written Off Investments(-)                                            1,972              -
Interest Income (+)                                                           2,781         13,498
Interest Expense (-)                                                        119,736        189,997
Other Financial Income (+)                                                    3,252         17,299
Other Financial Expense (-)                                                  22,579        147,785
                                                                        ------------  -------------

Result from Financial Transactions (D)                                      (52,462)      (333,048)
                                                                        ------------  -------------

Tax on Profit or Loss on Ordinary Activities (E)                             90,396         55,505
                                                                        ------------  -------------
    -current                                                                      -          1,646
    -deferred                                                                90,396         53,859
                                                                        ------------  -------------

Profit or Loss on Ordinary Activities After Taxation (C)+(D)-(E) = (F)      299,662        183,546
                                                                        ------------  -------------

Extraordinary Income (+)                                                      8,255         10,653
Extraordinary Charges (-)                                                     6,036         19,047
                                                                        ------------  -------------

Profit (Loss) on Extraordinary Items After Taxation (G)                       2,219         (8,394)
                                                                        ------------  -------------

Net Profit (Loss) for the Financial Period (F)+(G)                          301,881        175,152
                                                                        ============  =============

Profit (Loss) Before Taxation                                               392,277        230,657
                                                                        ============  =============

                              UNITED ENERGY, a.s.
                                   CASH FLOW

                                                                             12/31/2001     12/31/2000
                                                                            ------------   ------------

                                                                                    (CZK 000's)

Cash and Cash Equivalents at the Beginning of the Year (P)                       250,405        205,808
                                                                             ------------  -------------

Net Profit (Loss) on Ordinary Activities Before Tax (A)                          390,058        239,051
                                                                             ------------  -------------

Adjustments for Non-Cash Movements (B)                                           456,842        591,242
                                                                             ------------  -------------

    Depreciation of Fixed Assets                                                 370,104        363,050
    Change in General Provisions, Accruals and Prepayments                        32,073         64,857
    (Profit)/Loss from Disposal of Fixed Assets                                  (62,290)       (13,164)
    Net Interest Expense                                                         116,955        176,499
                                                                             ------------  -------------

Net Cash Flows from Ordinary Activities (A) + (B) = (C)                          846,900        830,293
                                                                             ------------  -------------

Working Capital Changes: (D)                                                      76,086        (38,020)
                                                                             ------------  -------------

    (Increase)/Decrease in Receivables                                           (26,323)       (49,545)
    Increase/(Decrease) in Short Term Payables                                   100,274         46,275
    (Increase)/Decrease in Inventories                                             2,135        (34,750)
                                                                             ------------  -------------

Net Cash Flows from Ordinary Activities Before Tax (C) + (D) = (E)               922,986        792,273

Interest Paid (F)                                                               (119,736)      (189,997)
Interest Received (G)                                                              2,781         13,498
Income Tax on Ordinary Activities Paid (H)                                          (564)        (2,476)
Cash Movements Relating to Extraordinary Profit/(Loss)
    Including Tax Paid on Extraordinary Income (I)                                (2,219)        (8,394)
                                                                             ------------  -------------

Net Cash Flows from Ordinary Activities (E) + (F) + (G) + (H) + (I) = (L)        807,686        604,904
                                                                             ------------  -------------

Acquisitions of Fixed Assets                                                    (367,700)      (546,449)
Proceeds from Sale of Fixed Assets                                               267,349         42,523
Loans to Related Parties                                                         (28,000)       (22,000)
                                                                             ------------  -------------

Net Cash Flows From Investing Activities (M)                                    (128,351)      (525,926)
                                                                             ------------  -------------

Change in Long Term and Short Term Liabilities (J)                               774,870          7,264
Changes in Equity (K)                                                             (4,665)       (41,645)
                                                                             ------------  -------------

    Direct Payments from Reserves                                                 (4,153)        (3,043)
    Dividends Paid                                                                  (512)       (38,602)
                                                                             ------------  -------------

Net Cash Flows from Financing Activities (J) + (K) = (N)                        (779,535)       (34,381)
                                                                             ------------  -------------

Net Increase (Decrease) in Cash and Cash Equivalents (L) + (M) + (N) = (O)      (100,200)        44,597
                                                                             ------------  -------------

Cash and Cash Equivalents at the End of the Year (O) + (P)                       150,205        250,405
                                                                             ============  =============